Exhibit 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of March 12, 2012, by and among GREAT WOLF LODGE OF THE CAROLINAS, LLC, a Delaware limited liability company, having an office at c/o Great Wolf Resorts, Inc., 525 Junction Road, Suite 6000 South, Madison, Wisconsin 53717 (“Borrower”), CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019 (“CA-CIB”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, having an office at NYC 60-1008, 60 Wall Street, 10th Floor, New York, New York 10025 (“DBTCA”; CA-CIB and DBTCA, each, together with its successors and assigns in its capacity as a lender, including any Assignees, a “Lender” and collectively “Lenders”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019, in its capacity as agent for Lenders (together with its successors and assigns in such capacity as agent for Lenders, “Agent”).

W I T N E S S E T H :

WHEREAS, Borrower, Agent and Lenders are parties to that certain Loan Agreement dated as of July 15, 2011 (as the same may from time to time be amended, restated, supplemented, extended or otherwise modified, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement), pursuant to which Lenders agreed to make, and Agent agreed to administer, a loan to Borrower in the original principal amount of $56,000,000 (the “Loan”), upon the terms and conditions contained in the Loan Agreement;

WHEREAS, Borrower has advised Agent that it anticipates that (a) K-9 Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned and controlled subsidiary of K-9 Holdings, Inc. (“Holdings”), a Delaware corporation and a wholly-owned and controlled affiliate of Apollo Management VII, L.P. and/or funds or investment vehicles managed thereby (collectively, “Fund VII”), intends to launch a tender offer (the “Equity Tender Offer”) for all of the common equity interests of GWRI, (b) following the consummation of the Equity Tender Offer, Merger Sub intends to consummate a merger (the “Merger”) with and into GWRI, with GWRI being the surviving entity and a wholly-owned subsidiary of Holdings upon completion of the Merger, and (c) upon the completion of the Merger, GWRI will cease to be a Public Company (the foregoing (a), (b) and (c), collectively, the “Transaction”; the Transaction will be deemed to include any acquisition of common equity interests in GWRI in connection with the Equity Tender Offer but prior to consummation of the Merger);

WHEREAS, Borrower has requested that Agent and Lenders consent to the Transaction; and

WHEREAS, in connection with the Transaction, Borrower, Agent and Lenders desire to amend the Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Agent and Lenders hereby agree as follows:

SECTION 1. Amendments.

(a) Additional Definitions. The following definitions are added to Section 1.1 of the Loan Agreement:

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of GWRI who:

(a) was a member of such Board of Directors on the Transaction Closing Date; or

(b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Equity Tender Offer” has the meaning set forth in the recitals of the First Amendment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Amendment” means that certain First Amendment to Loan Agreement, dated as of the First Amendment Date, among Borrower, Agent and Lenders.

“First Amendment Date” means March 12, 2012.

“First Amendment Fee Letter” means that certain letter agreement, dated as of the First Amendment Date, between Borrower and Agent regarding the payment of certain fees by Borrower.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of GWRI or any direct or indirect parent of GWRI, as the case may be, on the date of consummation of the Merger together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of GWRI or any direct or indirect parent of GWRI, as applicable, was approved by a vote of a majority of the directors of GWRI or any direct or indirect parent of GWRI, as applicable, then still in office who were either directors on the date of consummation of the Merger or whose election or nomination was previously so approved and (b) executive officers and other management personnel of GWRI or any direct or indirect parent of GWRI, as applicable, hired at a time when the directors on the date of consummation of the Merger together with the directors so approved constituted a majority of the directors of GWRI or any direct or indirect parent of GWRI, as applicable.

“Merger” has the meaning set forth in the recitals of the First Amendment.

“Merger Agreement” means the written merger agreement or agreements effecting the Merger, as amended, supplemented, amended and restated or otherwise modified in a manner not materially adverse to Agent and Lenders.

“Merger Agreement Signing Date” means the date the Merger Agreement is executed by all parties.

“Permitted Holders” means, at any time, each of (i) Sponsor, (ii) the Management Group (with respect to not more than ten percent (10%) of the voting stock of GWRI, in aggregate directly or indirectly), (iii) any Person that has no material assets other than the capital stock of GWRI or any direct or indirect parent of GWRI, and, directly or indirectly, holds or acquires one hundred percent (100%) of the total voting power of the voting stock of GWRI, and of which the other Permitted Holders specified in clauses (i) and (ii) above hold in aggregate more than fifty percent (50%) of the total voting power of the voting stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the voting stock of GWRI or any direct or indirect parent of GWRI (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) Permitted Holders specified in clauses (i) and (ii) above beneficially own in aggregate more than fifty percent (50%) on a fully diluted basis of the voting stock held by the Permitted Holder Group.

“Sponsor” means the Apollo Management, L.P. and any of its Affiliates.

“Transaction” has the meaning set forth in the recitals of the First Amendment.

“Transaction Closing Date” means the earlier of the date of occurrence of the “Acceptance Time” (as defined in the Merger Agreement) pursuant to the Equity Tender Offer or the date of consummation of the Merger.

(b) Deleted Definitions. The definitions of the terms “Extension Fee” and “Extension Term” are deleted from Section 1.1 of the Loan Agreement.

(c) Assumed Debt Service. The proviso at the end of the definition of the term “Assumed Debt Service” in Section 1.1 of the Loan Agreement is deleted.

(d) GWRI Change of Control. The definition of the term “GWRI Change of Control” in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“GWRI Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of GWRI and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any of the Permitted Holders;

(b) the adoption of a plan relating to the liquidation or dissolution of GWRI;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that the Permitted Holders are not the beneficial owner, directly or indirectly, in aggregate, of more than fifty percent (50%) of the voting stock of GWRI, measured by voting power rather than number of shares; or

(d) the first day on which a majority of the members of the Board of Directors of GWRI are not Continuing Directors.

Notwithstanding the foregoing: (A) the term “GWRI Change of Control” shall not include a merger or consolidation of GWRI with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of GWRI’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing GWRI in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (B) a “Person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

(e) Loan Fee Letter. The definition of the term “Loan Fee Letter” in Section 1.1 of the Loan Agreement is amended to include the First Amendment Fee Letter.

(f) Maturity Date. The definition of the term “Maturity Date” in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Maturity Date” means December 31, 2016, or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise.

(g) Minimum Debt Service Coverage Ratio. The definition of the term “Minimum Debt Service Coverage Ratio” in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Minimum Debt Service Coverage Ratio” shall be satisfied, with respect to any Testing Determination Date (a) on or before the first anniversary of the Closing Date, if the Debt Service Coverage Ratio as of such Testing Determination Date is not less than 1.15:1.00, (b) on or before the second anniversary of the Closing Date but after the first anniversary of the Closing Date, if the Debt Service Coverage Ratio as of such Testing Determination Date is not less than 1.25:1.00 and the Assumed Debt Service Coverage Ratio as of such Testing Determination Date is not less than 1.20:1.00 or (c) after the second anniversary of the Closing Date, if the Assumed Debt Service Coverage Ratio is not less than 1.30:1.00.

(h) Spread Maintenance. Section 2.4(c) of the Loan Agreement is amended as follows: (i) in the 4th and 5th lines thereof, the phrase “twenty-four (24) months after the Closing Date” is amended to “twenty-four (24) months after the Transaction Closing Date”; and (ii) in the 13th, 14th and 15th lines thereof, the phrase “Closing Date” is amended to “Transaction Closing Date” in each of the three (3) places where it appears.

(i) Interest Rate Protection Agreement. The preamble to Section 2.6(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

(a) Interest Rate Protection Agreement. On or before the fifth Business Day following the Transaction Closing Date, Borrower shall enter into and satisfy all conditions precedent to the effectiveness of either (i) an amendment to the then-existing Interest Rate Protection Agreement or (ii) an additional Interest Rate Protection Agreement, such that the existing Interest Rate Protection Agreement, as amended, or the combination of the existing Interest Rate Protection Agreement and the additional Interest Rate Protection Agreement, shall have a term for the balance of the Term (i.e., from the Transaction Closing Date through December 31, 2016) and shall otherwise satisfy the requirements of clauses (i) through (vi) below, and shall thereafter maintain such Interest Rate Protection Agreement(s) in full force and effect for the balance of the Term.

(j) Extension Option. Section 2.20 of the Loan Agreement is deleted in its entirety. The reference in the 4th line of Section 10.3 of the Loan Agreement to “Extension Fee” is deleted and replaced with “fees pursuant to the First Amendment Fee Letter”.

(k) Appraisals. In the 5th line of Section 7.5 of the Loan Agreement, the phrase “single time” is amended to “two (2) times”.

(l) Transfers. Section 7.16 of the Loan Agreement is amended as follows:

(i) Clause (ii)(E) of Section 7.16(e) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(E) GWRI shall be the surviving entity and no GWRI Change of Control shall occur;”.

(ii) In the third line of clause (iv) of Section 7.16(e), the phrase “GWRI Change in Control” is amended to “GWRI Change of Control”.

(iii) In the second line of Section 7.16(f) of the Loan Agreement, the word “control” is amended to “wholly own and control”.

(m) Continued Patriot Act Compliance. Section 11.25 of the Loan Agreement is amended by adding immediately after the first sentence thereof the following sentence:

“Thereafter, Borrower shall, and shall cause each of its Affiliates to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Agent or any Lender in order to assist Agent and Lenders in maintaining compliance with the Patriot Act.”

(n) Indemnity for Transaction. In the 12th line of Section 11.1 of the Loan Agreement, after the phrase “any Interest Rate Protection Agreement,” the phrase “or the Transaction” is inserted.

SECTION 2. Notices Regarding Transaction. Borrower shall promptly notify Agent of the occurrence of the Merger Agreement Signing Date (and deliver to Agent a copy, certified by Borrower to be true and complete, of the executed Merger Agreement) and of the occurrence of the Transaction Closing Date.

SECTION 3. Consent to Transaction. Agent and the Lenders hereby consent to the Transaction, provided that (a) the representations and warranties set forth in Section 7 hereof and all representations and warranties of Borrower and Guarantor in the Loan Documents as amended by this Amendment (as if remade as of the Transaction Closing Date except to the extent such representations and warranties relate solely to an earlier date) shall be true and correct in all material respects as of the Transaction Closing Date, (b) no Event of Default shall have occurred and be continuing as of the Transaction Closing Date, (c) as of the Transaction Closing Date, there shall not have occurred a “Company Material Adverse Effect”, as defined in the Merger Agreement since December 31, 2011, (d) Borrower shall have paid the fee required by the First Amendment Fee Letter on the Transaction Closing Date and shall have performed all its obligations under this Amendment, (e) on or before the Transaction Closing Date, Borrower shall have delivered to Agent a due authorization, execution and delivery and enforceability legal opinion with respect to this Amendment and the First Amendment Fee Letter, substantially in the form of the due authorization, execution and delivery and enforceability opinion delivered to Agent at Closing with respect to the Loan (but with such changes as are necessary for the particulars of the transaction), (f) on or before the Transaction Closing Date, Borrower shall have delivered to Agent evidence, reasonably satisfactory to Agent, of the due authorization by Borrower and GWRI of this Amendment and the First Amendment Fee Letter, current good-standing certificates from all relevant jurisdictions of organization with respect to Borrower, GWROP and GWRI, and photo identification, certified by an officer of Borrower, of the individuals executing this Amendment and the First Amendment Fee Letter on behalf of Borrower and GWRI; (g) on or before the Transaction Closing Date, Borrower shall have delivered to Agent such items as Agent may reasonably request to satisfy the Patriot Act and other “know your customer” Legal Requirements, and (h) on or before the Transaction Closing Date, Borrower shall have paid all of the costs and expenses of Agent and Lenders as more particularly described in Section 15 hereof.

SECTION 4. Termination of Provisions.

(a) If (i) the Transaction Closing Date does not occur on or before July 12, 2012 or (ii) the Merger Agreement is terminated pursuant to any of Sections 8.1 through 8.4 of the Merger Agreement, then Sections 1(a) through 1(m) and 3 hereof shall be void and of no force and effect, and the Loan Agreement shall not be amended thereby.

(b) If on or before the fifth Business Day following the Transaction Closing Date, Borrower shall not have procured the Interest Rate Protection Agreement(s) or amendments thereto as required by Section 2.6(a) of the Loan Agreement, as amended by this Amendment, and satisfied all requirements with respect thereto set forth in said Section 2.6(a), including delivery to Agent of an Interest Rate Protection Agreement Consent, then Sections 1(f) and 1(i) hereof shall be void and of no force and effect (such that the “Maturity Date” shall become the Initial Maturity Date, or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise), and the Loan Agreement shall not be amended thereby, but this Amendment shall otherwise remain in full force and effect.

SECTION 5. Ratification. Borrower hereby ratifies and reaffirms its obligations, waivers, indemnities and covenants under the Loan Agreement, as amended hereby, and under the other Loan Documents.

SECTION 6. Outstanding Amount. The parties acknowledge that, as of the date hereof, the outstanding principal balance of the Loan is $53,007,393.

SECTION 7. Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Amendment):

(a) Due Execution. This Amendment has been duly executed and delivered by Borrower, and all necessary actions have been taken to authorize Borrower to perform its obligations under the Loan Agreement, as amended hereby, and the other Loan Documents.

(b) Enforceability. The Loan Agreement, as amended hereby, and the other Loan Documents, constitute legal, valid and binding obligations of Borrower.

(c) No Violation. The consummation of the transactions contemplated herein, the execution and delivery of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended hereby, and the other Loan Documents, do not (i) violate any Legal Requirement, (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, agreement, permit, franchise, license, note or instrument to which Borrower, GWRI or any Affiliate of either is a party or by which it or any of its properties is bound, (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Borrower, GWRI or any Affiliate of either (except as contemplated by the Loan Agreement and by the other Loan Documents) or (iv) violate any provision of the operating agreement or other organizational documents of Borrower or GWRI.

(d) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities or any party to any Permitted Encumbrance that are required in connection with the valid execution and delivery of this Amendment and the performance by Borrower of the Loan Agreement, as amended hereby, and the other Loan Documents, have been obtained and are in full force and effect.

(e) Transaction. Upon the consummation of the Merger, Fund VII shall directly or indirectly own a majority of the equity interests in GWRI. Giving effect to and after the Transaction, Borrower shall continue to comply with the terms of Section 5.39 of the Loan Agreement. The consummation of the Transaction shall not violate any applicable Legal Requirement in any material respect.

(f) Defaults. No Event of Default exists as of the date hereof.

(g) Claims by Borrower. As of the date hereof, there are no claims, counterclaims, offsets or defenses with respect to Borrower’s obligations under any of the Loan Documents and Borrower otherwise has no claims or counterclaims against Agent or Lenders or any of their present or past respective affiliates, officers, directors, employees and agents. In confirmation of the foregoing, Borrower hereby releases the foregoing Persons from any liability to Borrower, with respect to any such claims or counterclaims or any related liabilities (whether or not the factual matters giving rise to the same are known as of the date hereof).

SECTION 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Agent and Lenders and their respective successors and assigns and shall be binding upon Borrower and its permitted successors and assigns.

SECTION 9. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10. No Other Amendments. The Loan Agreement and the other Loan Documents remain in full force and effect and, except as the Loan Agreement has been amended herein, remain unchanged.

SECTION 11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in the State of New York or in any jurisdiction in the United States shall, as to the State of New York or such jurisdiction in the United States, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

SECTION 12. Headings. The headings of the various sections, sub-sections and paragraphs hereof are for convenience of reference only and shall not define, modify, limit or amplify any of the terms or provisions hereof.

SECTION 13. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

SECTION 14. WAIVER OF TRIAL BY JURY. BORROWER, AGENT AND LENDERS HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY, IN ANY SUIT, ACTION OR PROCEEDING BROUGHT UNDER OR WITH RESPECT TO THIS AMENDMENT.

SECTION 15. Costs and Expenses. Borrower shall pay all costs and expenses incurred by Agent and Lenders in connection with this Amendment, including Agent’s Counsel Fees and reasonable fees and disbursements of Lenders’ counsel.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Amendment as of the date first above written.

BORROWER:

GREAT WOLF LODGE OF THE CAROLINAS, LLC, a Delaware limited liability company

By:	/s/ KIMBERLY SCHAEFER
Name: Kimberly Schaefer
Title: President

[Signatures continue on following page]

AGENT:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as agent

By:	/s/ THOMAS W. BOYLAN
Name: Thomas W. Boylan
Title: Director

By:	/s/ TED VANDERMEL
Name: Ted Vandermel
Title: Director

LENDERS:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ DAVID BOWERS
Name: David Bowers
Title: Managing Director

By:	/s/ JASON CHREIN
Name: Jason Chrein
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ GEORGE R REYNOLDS
Name: George R. Reynolds
Title: Director

By:	/s/ J.T. JOHNSTON COE
Name: J.T. Johnston Coe
Title: Managing Director

By its execution below, Guarantor (i) acknowledges the foregoing Amendment; (ii) ratifies and reaffirms its obligations under the Guaranty of Payment, the Environmental Indemnity and the Recourse Liability Agreement; (iii) agrees that the Guaranty of Payment, the Environmental Indemnity and the Recourse Liability Agreement remain unmodified and in full force and effect, notwithstanding the execution of the foregoing Amendment; (iv) represents and warrants that all representations and warranties set forth in the Guaranty of Payment, the Environmental Indemnity and the Recourse Liability Agreement are true and correct in all material respects as of the date hereof and shall have the same force and effect as if made on and as of the date hereof except to the extent such representations and warranties relate solely to an earlier date; and (v) represents and warrants that there are no claims, defenses, offsets or counterclaims with respect to any of its obligations under the Guaranty of Payment, the Environmental Indemnity and the Recourse Liability Agreement, and to the extent any such claims, defenses, offsets or counterclaims have arisen, they are hereby waived. In confirmation of the foregoing clause (v), Guarantor hereby releases Agent and Lenders and each of their present or past respective affiliates, officers, directors, employees and agents from any liability to Guarantor, with respect to any such claims or counterclaims or any related liabilities (whether or not the factual matters giving rise to the same are known as of the date hereof).

[Signature on following page]

GREAT WOLF RESORTS, INC., a Delaware corporation

By:	/s/ KIMBERLY SCHAEFER
Name: Kimberly Schaefer
Title: President